Exhibit 10.40

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

AGREEMENT FOR

FIRM DISPOSAL OF SALT WATER

BETWEEN

HECKMANN WATER RESOURCES CORPORATION

AND

ENCANA OIL & GAS (USA) INC.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

AGREEMENT FOR FIRM DISPOSAL OF SALT WATER

This AGREEMENT FOR FIRM DISPOSAL OF SALT WATER (this “Agreement”), made and entered into this 21st day of September 2009, by and between HECKMANN WATER RESOURCES CORPORATION, a Texas corporation, and/or its successors-in-interest or assigns, hereinafter referred to as “HWR” and ENCANA OIL & GAS (USA) INC. a Delaware corporation, hereinafter referred to as “EnCana.” Each party to this Agreement is hereinafter referred to individually as “Party” and collectively as “Parties.”

WHEREAS, EnCana owns or controls salt water produced in association with oil and gas operations in various fields in north Louisiana;

WHEREAS, EnCana desires to deliver salt water produced by such operations to HWR’s salt water pipeline for the purpose of accepting, transporting and disposing such salt water in the salt water disposal wells in and around Joaquin, Texas currently owned by HWR (the “Disposal Wells”) and/or its successors-in-interests and/or assigns; and

WHEREAS, HWR has the ability and desire to construct such a pipeline and to accept and dispose of such salt water in the Disposal Wells.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS

Except as otherwise herein provided, the following words and/or terms as used in this Agreement shall have the following scope and meaning:

1.1 The term “barrel” means 42 U.S. gallon equivalents.

1.2 The term “day” means a period of twenty-four (24) consecutive hours beginning and ending at 9:00 a.m. Central Clock Time.

1.3 The term “month” means the period beginning at 9:00 A.M. Central Clock Time on the first day of the calendar month and ending at 9:00 A.M. Central Clock Time on the first day of the next succeeding calendar month.

1.4 The term “Contract Year” means a period of one calendar year beginning on the Date of Initial Delay and ending one calendar year later and subsequent periods of one calendar year thereafter. The “Date of Initial Delay” will be the date EnCana makes the first delay of Water to the Primary Delivery Point, if such date is the first day of the calendar month, or, if such date is not the first day of a calendar month, the first day of the month following the date of the initial delivery. The first Contract Year shall include any days prior to the Date of Initial Delay or which EnCana delays Water to the Primary Delivery Point.

1.5 The term “Water” means any and all water produced in association with oil and gas operations, including frac water and salt water, in and around the Delivery Points.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

1.6 The term “Environmental Laws” means ‘all applicable local, state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to (i) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, (ii) the soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any other environmental medium on or off any Property or (iii) the environment or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

1.7 The term “Saltwater Disposal Terminal” means the points identified on Exhibit A, suitable for the off loading of Water under this Agreement.

1.8 The term “Delivery Point” means the inlet flange of the load line of a Saltwater Disposal Terminal.

1.9 The term “Effective Date” means the later of (i) the date HWR is able to take Water deliveries at the primary Saltwater Disposal Terminal as designated on Exhibit A or (ii) the date first hereinabove written.

1.10 The term “Firm” means that the right to delivery is primary to all other customers at a Delivery Point, and may only be interrupted for reasons of Force Majeure.

1.11 The term “Force Majeure” means: acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy, terrorist acts, wars, blockades, insurrections, civil disturbances, riots; epidemics, landslides, lightning, earthquakes, fires, storms, floods, and washouts; arrests, orders, directives, requisitions, and actions, orders, rules, regulations or restraints of any government and governmental agencies and instrumentalities, either federal or state, civil or military, application of governmental curtailment rules and regulations; explosions, breakage, or accident to machinery or lines of pipe; breakdown or accident to electric transmission lines and freezing of lines of pipe; and, other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming suspension.

ARTICLE II.

FACILITIES CONSTRUCTION

2.1 Construction of Saltwater Disposal Terminal. HWR shall, at its sole cost, obtain all necessary permits, rights of way and other approvals as may be required to construct and commence operation of the first Saltwater Disposal Terminal to be constructed pursuant to this

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Agreement (the “Primary Delivery Point”) within three miles from the location specified on Exhibit A, attached hereto. Upon receipt of such permits, rights of way and other approvals, HWR, at its sole cost risk and expense, shall install, own, operate and maintain the Primary Delivery Point.

2.2 Early Termination. EnCana may, in its sole discretion, terminate this Agreement if: (i) the Primary Delivery Point is not located within three miles of the location specified on Exhibit A; or (ii) the Primary Delivery Point is not in service and able to accept deliveries of water within 90 days of October 1, 2009.

2.3 Delivery Points. It is recognized by the Parties that HWR may establish other Delivery Points during the term of this Agreement. Notwithstanding the establishment of additional Delivery Points, the Primary Delivery Point must remain in service throughout the term of this Agreement unless otherwise mutually agreed by the Parties.

ARTICLE III.

QUANTITY, DISPOSAL SERVICE, DEDICATION & COMMITMENT

3.1 Quantity.

(a) EnCana shall have the Firm right to deliver up to **,*** barrels of Water per day (“Firm Quantity”), for the term of this Agreement, at the Primary Delivery Point;

(b) HWR shall have the obligation to receive the Firm Quantity at the Primary Delivery Point; and

(c) HWR may accept and dispose of quantities greater than the Firm Quantity on any day as HWR in its sole discretion determines to accept and dispose from time to time at the Primary Delivery Point or other Delivery Points established hereunder subject to HWR’ operating capabilities and requirements.

3.2 Commitment. EnCana shall commit to deliver to the Delivery Point(s), or pay for if not delivered, a minimum of **,*** barrels of Water per day, as averaged over each Contract Year (the “Minimum Commitment”), for the first 5 Contract Years. After the end of the fifth Contract Year, there will be no Minimum Commitment.

3.3 Failure to Accept Water. If, on any day after HWR has commissioned the Primary Delivery Point, HWR is, for any reason, unable or unwilling to accept (including for reasons of Force Majeure), EnCana’s Water at the Primary Delivery Point, up to the Firm Quantity, then, EnCana will receive a Volume Credit (hereafter defined) for the purpose of determining if EnCana has met its applicable Minimum Commitment in Section 5.3. If HWR is unable to accept the Firm Quantity as outlined above, the “Volume Credit” for each day shall be deemed to be a positive number equal to the difference between (i) the amount of Water actually accepted, if any for that day, and (ii) the greater of (x) average amount of Water accepted over the last seven (7) consecutive days in which HWR accepted all of the Water delivered by EnCana (including any amounts in excess of the Firm Quantity accepted by HWR on any such day), and (y) the applicable Minimum Commitment (as measured on a daily basis).

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

ARTICLE IV.

FACILITIES & MEASURMENT

4.1 Facilities. HWR shall install, own, operate and maintain at the Primary Delivery Point and any other Saltwater Disposal Terminal the facilities and measurement equipment necessary to accept the Water under this Agreement.

4.2 Water Quality. EnCana shall make reasonable efforts to remove oil and other liquid contaminants from the Water by using normal field separation methods prior to trucking it to HWR’ Saltwater Disposal Terminal but shall not be required to remove one hundred percent of such contaminants.

4.3 Curtailment. HWR will notify EnCana, in accordance with the notice provisions of this Agreement, if HWR will accept, on any day, less than the Firm Quantity of Water at the Primary Delivery Point. Any such notice shall: (i) be delivered by HWR electronically or by telephone as soon as reasonably possible after identifying its inability to accept deliveries; and (ii) include an indication of the quantity of Water, if any, that HWR can accept. HWR will endeavor to give at least 24 hours notice of any such event. If HWR has delivered notice of such curtailment, it will, as soon as reasonably possible following its remedy of the occurrence causing the curtailment, deliver notice to EnCana of its ability to again accept the Firm Quantity.

ARTICLE V.

FEES

5.1 Fees. EnCana shall pay to HWR each month, upon invoice, $*, ** (the “Fee”) for each barrel of Water delivered by EnCana at any Saltwater Disposal Terminal.

5.2 Annual Adjustment of Fees. The Fee will be adjusted annually at the beginning of each Contract Year following the first Contract Year by a percentage equal to the percentage of change between:

(a) the seasonally adjusted Employment Consumer Price Index for All Urban Consumers (all items), U.S. City Average (1982-84 = 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics (CPI-U) for the month of December of the second year to the date of the adjustment; and

(b) the seasonally unadjusted CPI-U for the month of December immediately preceding the date of the adjustment. Notwithstanding the foregoing, the Fee may not be increased by more than 3% per year.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

5.3 Minimum Volume Commitment.

(a) If, in any Contract Year, the sum of the Water delivered by EnCana to a Delivery Point, less any Volume Credit in the applicable Contract Year, is less than the Minimum Commitment for that year, then EnCana shall pay to HWR an amount of money equal to (i) the amount of such difference (the “Volume Shortfall”); times (ii) the fee applicable during the applicable Contract Year. This payment, if required, shall fulfill EnCana’s Minimum Commitment for that Contract Year, and EnCana shall have no additional liability to HWR for failing to meet its Minimum Commitment for that year. If after the first Contract Year EnCana has not met its Minimum Commitment, then at its election, EnCana can increase the Minimum Commitment for the second Contract Year by the amount of the Volume Shortfall in lieu of making the cash payment provided for above.

(b) If EnCana delivers Water to a Delivery Point in excess of its Minimum Commitment for a Contract Year (“Excess Deliveries”), then such excess volumes shall credited towards the next Contract Year’s Minimum Commitment and if such resulting volume is in excess of the next Contract Year’s Minimum Commitment, the remaining volume credited to future Contract Year’s Minimum Commitment as applicable.

5.4 Invoices. HWR shall invoice EnCana twice each month for the Water delivered by EnCana in the prior month. Each invoice shall include the amount of Water delivered at each Delivery Point, the Fee at each Delivery Point, the Minimum Commitment applicable during the current Contract Year, any Volume Credit applicable, and the total amount owed. The invoice shall also include the total amount of Water delivered by third parties during such month by zone or by Delivery Point.

5.5 Payments. EnCana agrees to make payment hereunder to HWR for its account within fifteen (15) days after receipt of HWR’s invoice by (1) wire transfer or (2) at the address indicated on the monthly billing, or such other address as HWR may designate in writing to EnCana from time to time.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

ARTICLE VI.

TERM

6.1 Term. This Agreement shall be effective as of the date executed and will continue thereafter for a primary term of ten (10) years beginning with the first Day of the first Contract Year (“Primary Term”). After completion of the Primary Term, the Agreement will continue for successive terms of two (2) years unless or until cancelled by either Party upon written notice delivered to the other Party not later than three hundred and sixty (360) Days’ prior to the end of the Primary Term or any extension thereof, as applicable.

6.2 Regulatory Filings. Each Party reserves the right to pursue any necessary regulatory filings with any governmental or regulatory body having jurisdiction which may be necessary to implement or continue this Agreement.

ARTICLE VII.

NOTICES AND ADDRESSES

7.1 Notices. All notices are required to be given in writing. Any correspondence provided for in this Agreement shall be deemed sufficiently given when deposited in the United States mail, postage prepaid, and addressed to the respective Parties at such address or such other addresses as the Parties respectively shall designate by written notice; provided however, any notice to cancel this Agreement shall be sent Certified Mail.

Addresses

(a) Notices and Correspondence to HWR - Until EnCana is otherwise notified in writing by HWR, notices and payments to HWR shall be addressed to HWR at the addresses set forth below or at such other addresses as HWR may hereafter designate by notifying EnCana in writing:

Notices/Correspondence/Payments:

Heckmann Water Resources Corporation

210 S. Broadway, Suite 210

Tyler, Texas 75701

Attention: Mr. David Melton

(b) Notices and Correspondence to EnCana. Until HWR is otherwise notified in writing by EnCana, notices and invoices to EnCana shall be addressed to EnCana at the address set forth below or at such other address as EnCana may hereafter designate by notifying HWR in writing:

Notices other than curtailment notices/Correspondence:

EnCana Oil & Gas (USA) Inc.

Midstream Services

ATTN: Contract Administration

370 17th Street, Suite 1700

Denver, CO 80202

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

Invoices:

EnCana Oil & Gas (USA) Inc.

Midstream Services

ATTN: Accounting

370 17th Street, Suite 1700

Denver, CO 80202

(c) Curtailment Notices to EnCana - Until HWR is otherwise notified in writing by EnCana, curtailment notices shall be directed to EnCana to the designated employee contact set forth below or at such other contact as EnCana may hereafter designate by notifying HWR in writing:

EnCana Oil & Gas (USA) Inc.

ATTN: Ron Stark, Group Lead, Field Operations

318/214-4900 (office)

432/661-9805 (cell)

ron.stark@encana.com

ARTICLE VIII.

WARRANTIES AND INDEMNITIES

8.1 Warranty of Title. EnCana warrants to HWR that EnCana has good title to, or the unqualified right to tender, the Water gathered hereunder. EnCana hereby agrees to indemnify HWR against all suits, actions, debts, accounts, damages, costs (including attorney’s fees), losses and expenses arising from or out of any adverse claim of any and all persons to or against title and possession to said Water or any royalties, payments or taxes due thereon arising or accruing prior to or upstream of the Delivery Points. Such indemnification shall be provided to HWR regardless whether EnCana’s liability for such suits, actions, debts, accounts, damages, costs (including attorney’s fees), losses and expenses arise from joint, sole, concurrent, comparative or contributory fault or negligence, or fault impose by statute, rule or regulation or strict liability of EnCana, its officers, agents, and/or employees.

8.2 Liability. EnCana shall have responsibility for the Water upstream of the Delivery Points including responsibility for any spills that occur upstream of a Delivery Point. Title to the Water delivered to HWR at a Delivery Point shall pass to HWR at the Delivery Point. HWR shall have responsibility for the Water at and down stream of the Delivery Point(s) including the responsibility for properly disposing of the Water in accordance with all applicable Environmental Laws and for any spills that occur at or downstream of a Delivery Point. Nothing herein will be construed to make any Party liable for consequential damages which may occur or be asserted by reason of events or occurrences related to this Agreement, except that HWR will be entirely responsible, and agrees to indemnify and defend EnCana against, any and all penalties, fines, costs or expenses resulting from HWR’ violation of Environmental Laws in the performance of this Agreement or the disposal of the Water..

8.3 EnCana’s Indemnities. EnCana agrees to defend, indemnify and hold HWR harmless from and against any and all claims, demands, losses, damages, liabilities, judgments, causes of action, reasonable costs or expenses (including, without limitation, any and all reasonable costs,

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

expenses, attorneys’ fees, consequential damages and other costs incurred in defense of any claim or lawsuit arising therefrom), of whatsoever nature arising out of or relating to EnCana’s ownership, operation or administration of the Water upstream of any Delivery Point including, without limitation, damages to persons or property, fines, penalties, monetary sanctions or other amounts payable for failure to comply with applicable Environmental Laws, securities, safety or health requirements of law (whether federal, state or local), except in each case for those arising out of HWR’ gross negligence or willful misconduct.

8.4 HWR’s Indemnities. HWR agrees to defend, indemnify and hold EnCana harmless from and against any and all claims, demands, losses, damages, liabilities, judgments, causes of action, reasonable costs or expenses (including, without limitation, any and all reasonable costs, expenses, attorneys’ fees, consequential damages and other costs incurred in defense of any claim or lawsuit arising therefrom), of whatsoever nature arising out of or relating to HWR’ ownership, operation or administration of the Water at or downstream of any Delivery Point, including, without limitation, (i) damages to persons or property, fines, penalties, monetary sanctions or other amounts payable for failure to comply with applicable Environmental Laws, securities, safety or health law (whether federal, state or local) except in each case for those arising out of EnCana’s gross negligence or willful misconduct.

8.5 Notification. As soon as reasonably practical after obtaining knowledge thereof, the indemnified party shall notify the indemnifying party of any claim or demand which the indemnified party has determined has given or could give rise to a claim for indemnification under this Article 8. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a party may be liable under this Article 8, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying party. If an indemnified party shall settle any such action, suit or proceeding without the written consent of the indemnifying party (which consent shall not be unreasonably withheld), the right of the indemnified party to make any claim against the indemnifying party on account of such settlement shall be deemed conclusively denied. An indemnified party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 8 neither party shall, without the other party’s written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach liability or obligation to the other party. The parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

8.6 Force Majeure: Except as expressly set forth herein, performance under this Agreement, other than to make payments due, shall be excused in the event any Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, and, in this regard, it is agreed that, on such Party giving notice in reasonably full particulars of such Force Majeure, in writing or by electronic means, to the other Party within a reasonable time after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch. It is understood and agreed that the settlement of strikes or lockouts is entirely within the discretion of the Party having the difficulty, and that the above requirements that any Force Majeure be remedied with all reasonable dispatch does not require the settlement of labor disputes, strikes or lockouts by acceding to the demands of an opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

ARTICLE IX.

MISCELLANEOUS

9.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws.

9.2 Modifications. No modifications of the terms and provisions of this Agreement shall be or become effective except by the execution of a supplementary written agreement.

9.3 Audit Rights. Encana, upon notice in writing to HWR, shall have the right to audit HWR’ accounts and records relating to this Agreement for any calendar year within the twenty-four (24) month period following the end of such calendar year HWR shall bear no portion of EnCana’s audit cost. The audits would be conducted during the normal business hours of HWR and shall not be conducted more than once each year without prior approval of HWR. HWR shall reply in writing to an audit report within ninety (90) days after receipt of such report.

9.4 Successors and Assigns. This Agreement is fully assignable by either Party without the prior written consent of the other. In the event EnCana elects to sell or assign its interest in some, but not all of the oil and gas properties from which the Water under this Agreement is produced, HWR shall grant a partial assignment of this Agreement to EnCana’s assignee. EnCana’s assignment of oil and gas properties, if any, shall not relieve EnCana of its obligations under the terms of this Agreement.

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CONFIDENTIAL TREATMENT REQUESTED

BY HECKMANN CORPORATION

UNDER 17C.F.R. SECTION 200.80(B)(4),

200.83 AND 240.24b-2

IN WITNESS WHEREOF, this Agreement is executed effective as of the date and year first above written.

WITNESSES:
HECKMANN WATER RESOURCES CORPORATION

	By:	/s/ Donald G. Ezzell
	Its:	General Counsel

WITNESSES:

ENCANA OIL & GAS (USA) INC.

	By:	/s/ Renee Zimljar
	Its:	VP USA Midstream & Marketing

Exhibit “A”

Zones and Delivery Point(s)

Primary Saltwater Disposal Terminal: Located at the Northeast corner of Highway 171 and Firetower Road in DeSoto Parish, LA with coordinates of: N 32° 8’ 25.0074”, W 93° 50’ 6.3312

Other Saltwater Disposal Terminals: The inlet flange of the load line of an HWR owned and operated tank battery suitable for the off loading of salt water from EnCana operated or contracted trucks, other than the Primary Delivery Point.